EXHIBIT 10(N)
GENERAL MOTORS 2002 LONG-TERM INCENTIVE PLAN
As Amended October 1, 2007
          1. The purpose of the General Motors 2002 Long-Term Incentive Plan (this “Plan”) is to provide employees in positions of senior leadership with incentive compensation related to accomplishment of key Corporate long-term strategic objectives which enhance stockholder value.
     2(a). The Executive Compensation Committee of the General Motors Board of Directors (the “Committee”), as from time to time constituted pursuant to the by-laws of General Motors Corporation (the “Corporation”), may prior to June 1, 2007, authorize the granting of target awards to certain employees of the Corporation. The Committee, in its sole discretion, shall determine the performance levels at which different percentages of such awards shall be earned, the collective amount for all awards to be granted at any one time, and the individual amounts with respect to employees who are officers of the Corporation. The Committee may delegate to the Chief Executive Officer responsibility for determining, within the limits established by the Committee, individual award grants for employees who are not executive officers of the Corporation. Further, the Committee shall determine whether, to what extent, and under what circumstances payment with respect to an Award shall be deferred by the Committee or at the election of an employee in a manner consistent with the General Motors Deferred Compensation Plan for Executive Employees and Section 409A of the Code.
          2(b). Prior to the grant of any target award, the Committee shall establish for each such award (i) performance levels related to the enterprise (as defined below) at which 100% of the award shall be earned and a range (which need not be the same for all awards) within which greater and lesser percentages shall be earned and (ii) a performance period which shall be determined at the time of grant. The term “enterprise” shall mean the Corporation and/or any unit or portion thereof, and any entities in which the Corporation has, directly or indirectly, a substantial ownership interest.
          2(c). With respect to the performance levels to be established pursuant to paragraph 2(b), the specific measures for each grant shall be established by the Committee at the time of such grant. In creating these measures, the Committee may establish the specific goals based upon or relating to one or more of the following business criteria: asset turnover, cash flow, contribution margin, cost objectives, cost reduction, earnings per share, economic value added, increase in customer base, inventory turnover, market price appreciation of the Corporation’s common stock, market share, net income, net income margin, operating profit margin, pre-tax income, productivity, profit margin, quality, return on assets, return on net assets, return on capital, return on equity, revenue, revenue growth, and/or total shareholder return. The business criteria may be expressed in absolute terms or relative to the performance of other companies or to an index.
          2(d). If any event occurs during a performance period that requires changes to preserve the incentive features of this Plan, the Committee may make adjustments.
          2(e). Except as otherwise provided in paragraph 3, the percentage of each target award to be distributed to an employee shall be determined by the Committee (i) on the basis of the performance levels established for such award and the performance of the applicable enterprise during the performance period and (ii) in the discretion of the Committee, on the basis of individual performance during such period. Following determination of the final payout percentage, the Committee may, upon the recommendation of the Chief Executive Officer, make adjustments to awards for officers of the Corporation to reflect individual performance during such period, which for covered officers shall only involve negative discretion. A covered officer is any individual whose compensation in the year of expected payment of an award, or in the year in which the Corporation will claim a tax deduction in respect of such individual’s award thereunder, will be subject to the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time, as determined by the Committee. Adjustments to awards to reflect individual performance for employees who are not executive officers of the Corporation shall be made upon the recommendation of the Chief Executive Officer. Following the performance period, each target award, as determined and adjusted by the Committee pursuant to this paragraph and paragraph 3, shall be referred to herein as a “final award” and, for covered officers, shall be certified by the Committee prior to payment. The amount related to any final award for each performance period grant paid to any employee shall not exceed $10 million. No distribution of any final award (or portion thereof) shall be made if the minimum performance level applicable to the related target award is not achieved during the applicable performance period, except as otherwise provided in paragraph 3(d), or, unless otherwise determined by the Committee, if the employment of the employee to whom the related target award was granted shall terminate for any reason whatsoever (including death) within 12 months after the date the target award was granted.
          2(f). All final awards which have vested in accordance with the provisions of paragraphs 3 and 4 shall be paid as promptly as practical, but not later than 90 days following the determination of such final award and such vesting. Final awards shall be paid in cash, in General Motors stock, or partly in cash and partly in General Motors stock, as the Committee shall determine. General Motors stock (hereinafter referred to as “stock”) shall include all present and future classes of capital stock of General Motors Corporation. Shares deliverable in payment of such final awards shall be made available from shares reacquired by the Corporation, including shares purchased in the open market. If shares are purchased in the open market for delivery in payment of such final awards, they shall be held in a treasury account specifically for awards under this Plan. If the Corporation shall have any unpaid claim against the employee arising out of or in connection with such employee’s employment with the Corporation, such claim may be offset against awards under this Plan. Such claim may include, but is not limited to, unpaid taxes or Corporate business credit card charges, in an amount up to $5,000.,
          2(g). Subject to such additional limitations or restrictions as the Committee may impose, the term “employees” shall mean persons who, at any time during the period to which an award relates, (i) are employed by the Corporation or any subsidiary (as such term is defined below), including employees who are also directors of the Corporation or any such subsidiary, or (ii) accept (or previously have accepted) employment, at the request of the Corporation, with any entity not described in (i) above but in which the Corporation has, directly or indirectly, a substantial ownership interest. For purposes of this Plan, the term “subsidiary” means (A) a corporation of which capital stock having ordinary voting power to elect a majority of the board of directors of such corporation is owned, directly or indirectly, by the Corporation or (B) any unincorporated entity in respect of which the Corporation can exercise, directly or indirectly, comparable control. The Committee shall, among other things, determine when and to what extent individuals otherwise eligible for consideration shall become or cease to be, as the case may be, employees for purposes of this Plan and to determine when and under what circumstances any individual shall be considered to have terminated employment for purposes of this Plan. To the extent determined by the Committee, the term employees shall be deemed to include former employees and any beneficiaries thereof. For purposes of this Plan, a “participant” shall mean an employee who receives an award hereunder.

          3(a). Payment of any final award (or portion thereof) to an individual employee shall be subject to the satisfaction of the following conditions precedent that such employee: (i) continue to render services as an employee (unless this condition is waived by the Committee), (ii) refrain from engaging in any activity which, in the opinion of the Committee, is competitive with any activity of the Corporation or any subsidiary (except that employment at the request of the Corporation with an entity in which the Corporation has, directly or indirectly, a substantial ownership interest, or other employment specifically approved by the Committee, shall not be considered to be an activity which is competitive with any activity of the Corporation or any subsidiary) and from otherwise acting, either prior to or after termination of employment, in any manner inimical or in any way contrary to the best interests of the Corporation, and (iii) furnish to the Corporation such information with respect to the satisfaction of the foregoing conditions precedent as the Committee shall reasonably request. If the Committee shall determine that such employee has failed to satisfy any of the foregoing conditions precedent, all target awards granted to such employee which have not become final awards, and all final awards which have not been paid pursuant to paragraph 4(a) shall be immediately canceled. Upon termination of an employee’s employment other than by death (whether such termination is before or after a target award shall have become a final award), the Committee may, but shall not in any case be required to, waive the condition precedent of continuing to render services but in the event of such waiver, the payment of any target award which shall thereafter become a final award and payment of any final award which shall remain unpaid shall nevertheless remain subject to the conditions precedent that (A) the employee refrains from engaging in any activity which, in the opinion of the Committee, is competitive with any activity of the Corporation or any subsidiary (except that employment at the request of the Corporation with an entity in which the Corporation has, directly or indirectly, a substantial ownership interest or other employment specifically approved by the Committee shall not be considered to be an activity which is competitive with any activity of the Corporation or any subsidiary) and from otherwise acting, either prior to or after termination of employment, in any manner inimical or in any way contrary to the best interests of the Corporation and (B) the employee furnish to the Corporation such information with respect to the satisfaction of the foregoing condition precedent as the Committee shall reasonably request. As used in the immediately preceding clause (B), the term employees shall include the beneficiary or beneficiaries designated by such employee as provided in paragraph 6, or if no such designation of any beneficiary or beneficiaries has been made, the employee’s legal representative or other persons entitled to any payment or benefit with respect to the employee pursuant to this Plan. As a condition to the vesting and payment of all or any portion of a final award, the Committee may, among other things, require an employee to enter into such agreements as the Committee considers appropriate and in the best interests of the Corporation.
          3(b). If, upon termination of an employee’s employment prior to the end of any performance period for a reason other than death, the Committee shall determine to waive the condition precedent of continuing to render services as provided in paragraph 3(a), the target award granted to such employee with respect to such performance period shall be reduced pro rata based on the number of months remaining in the performance period after the month of such termination and such awards will be paid at the time they would have been paid absent an employment termination. The final award for such employee shall be determined by the Committee (i) on the basis of the performance levels established for such award (including the minimum performance level) and the performance level achieved through the end of the performance period and (ii) in the discretion of the Committee, on the basis of individual performance during the period prior to such termination. A qualifying leave of absence, determined in accordance with procedures established by the Committee, shall not be deemed to be a termination of employment but, except as otherwise determined by the Committee, the employee’s target award will be reduced pro rata based on the number of months during which such person was on such leave of absence during the performance period. A target award shall not vest during a leave of absence granted an employee for local, state, provincial, or federal government service.
          3(c). Upon termination of an employee’s employment by reason of death prior to the end of any performance period, following completion of the performance period the target award granted to such employee with respect to such period, except as otherwise provided in paragraph 2(e), shall be reduced pro rata based on the number of months remaining in the performance period after the month of such employee’s death. The percentage of the reduced target award to be vested and paid on behalf of such employee shall be determined by the Committee (i) on the basis of the performance levels established for such award (including the minimum performance level) and the performance level achieved through the end of the fiscal year during which such employee died and (ii) in the discretion of the Committee, on the basis of individual performance during the applicable period. Such final awards as determined by the Committee under (i) and (ii) above will immediately vest and be paid as promptly as practicable, but not later than 90 days following vesting.
          3(d). If the performance levels established for any target award are based on the performance of a specified portion of the enterprise and that portion is sold or otherwise disposed of or reorganized or the employee is transferred to another portion of the enterprise prior to the end of the performance period, the target award granted to such employee with respect to such performance period shall be reduced pro rata based on the number of months remaining in the performance period after the month of such event. The final award for such employee shall be determined by the Committee (i) on the basis of the performance levels established for such award (including the minimum performance level) and the performance level achieved, in the case of a sale, disposition, or reorganization of the applicable portion of the enterprise, through the end of the fiscal year during which such event occurs and, in the case of a transfer of the employee, through the end of the performance period and (ii) in the discretion of the Committee, on the basis of individual performance during the applicable period. In addition, in any such case, the Committee may, in its discretion, further adjust such award upward as it may deem appropriate and reasonable.
          3(e). If an employee is promoted during the performance period with respect to any target award, such target award may, in the discretion of the Committee, be increased to reflect such employee’s new responsibilities.
          3(f). If the Corporation acquires an entity which has issued and outstanding long-term target awards, the Corporation may substitute awards under this Plan in place of such awards, under such provisions consistent with the terms of this Plan, as the Committee, in its sole discretion, may determine.
          4(a). Target awards that have become final awards as determined by the Committee following the conclusion of the performance period shall vest and be paid as promptly as possible, but not later than 90 days following vesting, unless an alternative vesting schedule is established by the Committee. Except as otherwise provided in this Plan, no final award (or portion thereof) subject to a vesting schedule shall be paid prior to vesting and the unpaid portion of any final award shall be subject to the provisions of paragraph 3(a). The Committee shall have the authority to modify a vesting schedule as may be necessary or appropriate in order to implement the purposes of this Plan. As a condition to the vesting of all or any portion of a final award, the Committee may, among other things, require an employee to enter into such agreements as the Committee considers appropriate and in the best interests of the Corporation, except for awards that vest pursuant to paragraph 12 of this Plan.

          4(b). If the employment of an employee is terminated for any reason prior to the vesting of any final award, the Committee may, but in any case shall not be required to, change the vesting period with respect to such final awards to accelerate the vesting period related to all or any portion of such final award. If the employment of an employee is terminated by death, all final awards not currently vested shall immediately vest.
          4(c). No holder of a target award shall have any rights to dividends or interest (other than as provided in paragraph 4(d) below) or other rights of a stockholder with respect to a target award prior to such target award’s becoming a final award.
          4(d). With respect to target awards which have become final awards payable in cash pursuant to paragraph 2(f) but which have not vested, the Committee may, in its discretion, pay to the employees interest on all such unvested cash amounts. With respect to target awards which have become final awards payable in stock pursuant to paragraph 2(f) but which have not vested, the Committee may, in its discretion, pay to the employees an amount equal to the dividends which would have been paid if such shares had been vested and registered in the employee’s name. Any interest or dividend equivalents payable with respect to such final awards shall be paid at such times, in such amounts, and in accordance with such procedures as the Committee shall determine.
          4(e). With respect to any dividend or other distribution on the Corporation’s common stock the Committee shall make appropriate adjustments to outstanding target awards and unvested final awards denominated in shares of stock to reflect such dividend or distribution in order to prevent unintended enhancement or diminution of the benefit intended to be provided under this Plan.
          4(f). Specified Employees. Employees determined to be Specified Employees (as determined by the Committee) shall not be entitled to be paid any portion of any final award payable on account of a termination of employment until the expiration of six months from date of termination (or, if earlier, death). The value of the award(s) (without interest) shall be payable on the first day of the seventh full month following termination.
          5(a). An employee shall be eligible for consideration for a target award based on such criteria as the Committee shall, from time to time, determine.
          5(b). No target award shall be granted to any director of the Corporation who is not an employee at the date of grant nor to any member of the Executive Compensation Committee or the Audit Committee.
          5(c). The Committee shall have discretion with respect to the determination of each target award. Recommendations shall be made to the Committee by the Chief Executive Officer under such procedures as may, from time to time, be approved by the Committee as to the employees to be granted target awards, the amounts of such awards, the performance levels at which different percentages of such awards would be earned and adjustments, if any, to such levels, the adjustments to such awards on the basis of individual performance, and the amounts of final awards, except that no such recommendations shall be made with respect to employees who are executive officers of the Corporation or members of the Board of Directors, but such selections and determinations shall be dealt with exclusively by the Committee under such procedures as it may determine.
          6. Except as otherwise determined by the Committee, with the exception of transfer by will or the laws of descent and distribution, no target or final award shall be assignable or transferable and, during the lifetime of the employee, any payment in respect of any final award shall be made only to the employee. An employee shall designate a beneficiary or beneficiaries to receive all or part of the amounts to be distributed to the employee under this Plan in case of death. A designation of beneficiary or beneficiaries may be replaced by a new designation or may be revoked by the employee at any time. A designation or revocation shall be on forms prescribed by and filed with the Secretary of the Committee. In case of the employee’s death, the amounts distributable to the employee under this Plan with respect to which a designation of beneficiary or beneficiaries has been made (to the extent it is valid and enforceable under applicable law) shall be distributed in accordance with this Plan to the designated beneficiary or beneficiaries. The amount distributable to an employee upon death and not subject to such a designation shall be distributed to the employee’s estate or legal representative. If there shall be any question as to the legal right of any beneficiary to receive a distribution under this Plan, the amount in question may be paid to the estate of the employee, in which event the Corporation shall have no further liability to any party with respect to such amount.
          7. To the extent that any employee, former employee, or any other person acquires a right to receive payments or distributions under this Plan, such right shall be no greater than the right of a general unsecured creditor of the Corporation. All payments and distributions to be made hereunder shall be paid from the general assets of the Corporation. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Corporation and any employee, former employee, or any other person.
          8. The expenses of administering this Plan shall be borne by the Corporation.
          9. Full power and authority to construe and interpret this Plan shall be vested in the Committee. To the extent determined by the Committee, administration of this Plan, including, but not limited to (a) the selection of employees for participation in this Plan, (b) the determination of the number of installments, and (c) the determination of the vesting schedule for final awards, may be delegated to the Chief Executive Officer provided, however, the Committee shall not delegate to the Chief Executive Officer any powers, determinations, or responsibilities with respect to executive officers of the Corporation. Any person who accepts any award hereunder agrees to accept as final, conclusive, and binding all determinations of the Committee and the Chief Executive Officer. The Committee shall have the right, in the case of participants not employed in the United States, to vary from the provisions of this Plan in order to preserve the incentive features of this Plan.
          10.(a) Upon the occurrence of a Change in Control of the Corporation as defined in this paragraph all outstanding awards granted prior to January 1, 2007 shall (i) vest on the date of such Change in Control and (ii) be paid (A) as determined by the Committee following the performance period, but not later than 90 days following such determination, (B) reduced pro rata based on the number of months remaining in the performance period after the month of such Change in Control, and (C) based on the greater of target award level or actual performance
          10.(b) For awards granted after January 1, 2007, upon the occurrence of a Change in Control and the termination of the employment of an employee within three years thereafter (i) by the Corporation other than for gross negligence or deliberate misconduct which demonstrably harms the Corporation or (ii) by the participant for Good Reason, all outstanding awards granted under this Plan shall vest and be paid at the time they would have been paid absent a Change in Control and the performance period shall terminate as of the date of Change in Control. Awards shall be paid at the target award level, or, if greater, at the level resulting from the Corporation’s actual performance. For purposes hereof, the Corporation’s actual performance shall be measured immediately prior to the Change in Control or, if measurement of such performance at the time of such termination of employment or at the end of the performance period is practicable, and if such performance would result in a higher award hereunder, at the time of such termination of employment or the end of the performance period, as applicable.
          10.(c) If a Change in Control shall occur during a performance period, an employee whose employment terminates during such performance period prior to such Change in Control under circumstances in which such employee’s award hereunder for such performance period was prorated and to be paid at the conclusion of the performance period shall be entitled to receive payment of such prorated award at such time at the target level or, if greater, at the level resulting from the Corporation’s actual performance. For purposes hereof, the Corporation’s actual performance shall be measured as set forth in Section 10(b). Any such award shall be prorated in the same manner as in Paragraph 10(a).
          10.(d) The terms “Change in Control”, “Good Reason”, “Employer”, “Notice of Termination”, “Person”, and “Subsidiary”, as used in this paragraph 10, shall have the same meanings as those contained in Paragraphs 12.(a) through 12.(i), inclusive, of the General Motors 2002 Annual Incentive Plan, as amended December 4, 2006.
          11. If the implementation of any of the foregoing provisions of this Plan would cause an employee or participant to incur adverse tax consequences under Section 409A of the Internal Revenue Code of 1986, as amended from time to time, the implementation of such provision shall be delayed until, or otherwise modified to occur on, the first date on which such implementation would not cause adverse tax consequences under Section 409A.
          12. Notwithstanding anything in this Plan to the contrary, any award of cash or stock made to a participant under this plan on or after January 1, 2007 or any unvested award previously granted is subject to being called for repayment to the Corporation in any situation where the Board of Directors or a committee thereof determines that fraud, negligence, or intentional misconduct by the participant was a significant contributing factor to the Corporation having to restate all or a portion of its financial statement(s). The determination regarding employee conduct and repayment under this provision shall be within the sole discretion of the Committee and shall be final and binding on the participant and the Corporation.
          13. The Committee, in its sole discretion, may, at any time, amend, modify, or terminate this Plan provided that no such action shall (a) adversely affect the rights of an employee with respect to previous target awards or final awards under this Plan (except as otherwise permitted under paragraphs 2(d) and 3), and this Plan, as constituted prior to such action, shall continue to apply with respect to target awards previously granted and final awards which have not been paid, or (b) without the approval of the stockholders, (i) increase the limit on the maximum amount of final awards provided in paragraph 2(e), or (ii) render any director of the Corporation who is not an employee at the date of grant or any member of the Executive Compensation Committee or the Audit Committee, eligible to be granted a target award, or (iii) permit any target award to be granted under this Plan after May 31, 2007. The Committee shall not terminate the Plan or final awards if such termination would result in tax and penalties under Section 409A of the Code. Further, the Corporation shall not be liable to Participants for an inadvertent violation of Section 409A of the Code.
          14. Every right of action by, or on behalf of, the Corporation or by any stockholder against any past, present, or future member of the Board of Directors, officer, or employee of the Corporation or its subsidiaries arising out of or in connection with this Plan shall, irrespective of the place where action may be brought and irrespective of the place of residence of any such director, officer, or employee, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action arises. Any and all right of action by any employee (past, present, or future) against the Corporation arising out of or in connection with this Plan shall, irrespective of the place where an action may be brought, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action arises. This Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware and construed accordingly.
          15. This amended Plan shall be effective as of October 1, 2007